Translation * Page 1 of 2

EXHIBIT 10.19

Danske	Bank

ADDENDUM TO CREDIT FACILITY CONTRACT
floating interest – business
Credit line increase

Borrower’s copy

Page 1 of 2
Credit facility type: Business account
Account: XXXXX
Reference: 0026395860

Lender	Danske Bank A/S

Borrower	Bark Copenhagen A/S	Customer number:
	Østergade 17, 3 th	0026395860
	DK-1100 Copenhagen K

	If there is more than one borrower, the terms and conditions of the contract shall apply to each borrower.

Credit line	Danske Bank A/S has granted an increase of of the borrower’s existing credit line, which	DKK	1,000,000.00
	as at 25 January 2008 is	DKK	1,000,000.00
	The borrower’s new credit line is	DKK	2,000,000.00

Formation expenses	Formation expenses
	Commitment fee	DKK	20,000.00
	Loan transaction fee	DKK	500.00

	Total establishment costs to be debited to the account	DKK	20,500.00

Addendum to credit facility contract	This addendum to the credit facility contract was entered into as a result of an increase in the credit line.

Repayment and duration of the credit	The credit facility shall be subject to renegotiation every year when the financial statements/annual report/annual statement from the Danish tax authorities are/is available.

	The debt shall not exceed the current line of credit.

Interest, commission	Lending rate of interest
and fee	The borrower shall pay a floating interest rate on the borrowings under the credit facility.

	The current rate of interest is 7.2500 per cent p.a.

Translation * Page 2 of 2

Account: XXXXX
Reference: 0026395860

Deposit rate of interest

The bank shall pay a floating interest rate on any account balance. The interest rate shall correspond to Danske BID for DKK with a variable deduction fixed by the bank, currently 0.6500 percentage points.

On 25 January 2008, Danske BID for DKK is 4.25 per cent p.a. Danske BID is variable and fixed by the bank every business day with effect from that same day.

Commission
The borrower shall pay a variable commission on the credit line as fixed by the bank.

The current rate of commission is 0.0000 per cent p.a.

Changes
The bank may change the floating lending rate of interest in accordance with its General Terms and Conditions of Business.

The deposit rate of interest shall be changed in accordance with any changes to Danske BID.

The bank may change the floating interest rate supplement/deduction in accordance with its General Terms and Conditions of Business.

The bank may change the floating commission rates in accordance with its General Terms and Conditions of Business.

Other terms and conditions	In all other respects, the provisions of the credit facility contract shall remain unchanged.

Borrower’s signature	By signing this document, the borrower declares to owe Danske Bank A/S the borrowings under the credit facility from time to time plus interest, commission and any fees and costs.

If there is more than one borrower, the borrowers shall be jointly and severally liable.

At the same time, the borrower acknowledges receipt of a copy of the credit facility contract.

[handwritten: 4 Feb. 2008]

Date

	/s/ Jesper Svane /s/ Bent Helvang	/s/ Maria Brabrand
	Binding signature	Witness
Bark Copenhagen A/S